Exhibit 99.1

Daxor Corporation Commences Trading on The NASDAQ Capital Market

Management to Ring the Nasdaq Stock Market Opening Bell on February 4, 2022

Oak Ridge, TN – February 2, 2022 – Daxor Corporation (Nasdaq: DXR), the global leader in blood volume measurement technology, announces it commenced trading on the NASDAQ Capital Markets as of today, February 2, 2022 and will visit the Nasdaq MarketSite in Times Square on Friday, February 4, 2022. In honor of the occasion, Michael Feldschuh, CEO & President will ring the Opening Bell.

“We are thrilled to commence trading on the NASDAQ Capital Markets today and believe that this milestone enables Daxor to better position the company to capitalize on Nasdaq’s long tradition of listing category-defining medical technology companies. This aligns well with Daxor’s innovative blood volume technology portfolio,” commented Michael Feldschuh, CEO and President of Daxor. “This move will improve the visibility of our stock, enhance trading liquidity in our shares, and provide us with greater exposure to institutional investors.”

Where:

Nasdaq MarketSite – 4 Times Square – 43rd & Broadway – Broadcast Studio

When:

Friday, February 4, 2022 – 9:15 a.m. to 9:30 a.m. ET

Daxor Media Contact:

Linda Dyson

516-222-2560

Linda@coreir.com

Nasdaq MarketSite Media Contact:

Peter Gau

(201) 388-9682

Peter.gau@nasdaq.com

Feed Information:

Fiber Line (Encompass Waterfront): 4463

Gal 3C/06C 95.05 degrees West

18 mhz Lower

DL 3811 Vertical

FEC 3/4

SR 13.235

DR 18.295411

MOD 4:2:0

DVBS QPSK

Social Media:

For multimedia features such as exclusive content, photo postings, status updates and video of bell ceremonies, please visit our Facebook page:

http://www.facebook.com/nasdaq.

For photos from ceremonies and events, please visit our Instagram page:

http://instagram.com/nasdaq

For news tweets, please visit our Twitter page:

http://twitter.com/nasdaq

Webcast:

A live stream of the Nasdaq Opening Bell will be available at:

https://www.nasdaq.com/marketsite/bell-ringing-ceremony

Photos:

To obtain a hi-resolution photograph of the Market Open, please go to https://www.nasdaq.com/marketsite/bell-ringing-ceremony and click on the market open of your choice.

About Daxor Corporation

Daxor Corporation (Nasdaq: DXR) is the global leader in blood volume measurement technology focused on blood volume testing innovation. We developed and market the BVA-100® (Blood Volume Analyzer), the first diagnostic blood test cleared by the FDA to provide safe, accurate, objective quantification of blood volume status and composition compared to patient-specific norms. Over 60,000+ tests have been performed at leading hospital centers across the U.S., enhancing hospital performance metrics in a broad range of surgical and medical conditions, including significantly reducing mortality and readmissions in heart failure and critical care. Daxor has several ongoing multicenter trials in the areas of COVID-19 and heart failure treatment with support from the NIH and is under contract developing analyzers to improve combat casualty care with the U.S. Department of Defense. Daxor’s mission is to advance healthcare by enabling optimal fluid management with blood volume analysis. Daxor’s vision is optimal blood volume for all. For more information, please visit our website at Daxor.com.

Forward-Looking Statements

Certain statements in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the impact of hiring sales staff and expansion of our distribution channels. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, FDA regulatory actions, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and additional other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Daxor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bret Shapiro

Sr. Managing Partner, CORE IR

516-222-2560

brets@coreir.com